Exhibit j (iii) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 75 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Income Securities Trust, Inc. and to the incorporation by reference of our report dated January 17, 2008 on Federated Stock and California Muni Fund (one of the portfolios comprising the Federated Income Securities Trust, Inc.) included in their Annual Shareholder Reports for the fiscal year ended November 30, 2007.



                                                     /s/ Ernst & Young LLP


Boston, Massachusetts
January 24, 2008